AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 1, 2005

REGISTRATION NO. 333-108191

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO
REGISTRATION STATEMENT ON FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

I-TRAX, INC.
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(Exact name of registrant as specified in its charter)

Delaware
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(State or other jurisdiction of incorporation or organization)

23-3057155
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(I.R.S. Employer Identification No.)

4 HILLMAN DRIVE, SUITE 130 CHADDS FORD, PENNSYLVANIA 19317 (610) 459-2405
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
YURI ROZENFELD, ESQ. VICE PRESIDENT AND GENERAL COUNSEL I-TRAX, INC. 4 HILLMAN DRIVE, SUITE 130 CHADDS FORD, PENNSYLVANIA 19317 (610) 459-2405 x116
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

JUSTIN P. KLEIN, ESQ. GERALD J. GUARCINI, ESQ. BALLARD SPAHR ANDREWS & INGERSOLL, LLP 1735 MARKET STREET, 51ST FLOOR PHILADELPHIA, PENNSYLVANIA 19103 (215) 665-8500

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plan, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

__________________________________

This Post-Effective Amendment No. 1 to Registration Statement on Form S-3 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Commission, acting pursuant to Section 8(c), may determine.

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DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-108191), which was declared effective on November 10, 2003, is being filed to deregister unsold shares of common stock of the registrant, I-trax, Inc., that were registered for resale under the Registration Statement, but were not sold. The registrant’s obligation to keep the Registration Statement effective has expired.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chadds Ford, Commonwealth of Pennsylvania on November 1, 2005.

I-TRAX, INC.

By: /s/ R. Dixon Thayer
R. Dixon Thayer,
Chief Executive Officer

By: /s/ David R. Bock
David R. Bock, Chief Financial Officer
(Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Frank A. Martin Frank A. Martin	Chairman and Director	November 1, 2005

Haywood Cochrane	Vice Chairman and Director	November __, 2005

/s/ Philip D. Green Philip D. Green	Director	November 1, 2005

/s/ Gail F. Lieberman Gail F. Lieberman	Director	November 1, 2005

/s/ Gerald Mintz Gerald Mintz	Director	November 1, 2005

/s/ David Nash, M.D. Dr. David Nash	Director	November 1, 2005

/s/ R. Dixon Thayer R. Dixon Thayer	Chief Executive Officer and Director	November 1, 2005